JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the accompanying statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  Each of the undersigned further acknowledges and agrees that each shall be responsible for the timely filing of such statement or any such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other parties to this joint filing agreement, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: November 12, 2010

COR CAPITAL, LLC

By:	/s/ Steven Sugarman
Steven Sugarman
Managing Member

SUGARMAN ENTERPRISES, INC.

By:	/s/ Steven Sugarman
Steven Sugarman
President

/s/ Steven Sugarman
Steven Sugarman